EXHIBIT INDEX

(11) Opinion and consent of counsel as to the legality of the securities being registered.

(16)(a) Directors'/Trustees' Power of Attorney to sign this Registration Statement and its amendments, dated Nov. 11, 2004.

(16)(b) Trustees' Power of Attorney to sign to this Registration Statement and its amendments, dated Nov. 11, 2004.

(17)(c)  Prospectus, dated Oct. 17, 2005, for RiverSource New Dimensions Fund.

(17)(d)  Prospectus, dated Nov. 29, 2004, for RiverSource Stock Fund.

(17)(e)  Prospectus, dated Oct. 3, 2005, for RiverSource Large Cap Equity Fund.

(17)(f)  Prospectus, dated Oct. 3, 2005, for RiverSource Disciplined Equity
         Fund.

(17)(g) Statement of Additional Information, dated Oct. 3, 2005, for RiverSource New Dimensions Fund, for RiverSource Stock Fund, for RiverSource Large Cap Equity Fund and for RiverSource Disciplined Equity Fund.

(17)(m)  Prospectus Supplement, dated Feb. 2, 2005, for RiverSource Stock Fund.

(17)(n)  Prospectus Supplement, dated May 23, 2005, for RiverSource Stock Fund.

(17)(o)  Prospectus Supplement, dated July 27, 2005, for RiverSource Stock Fund.

(17)(p)  Prospectus Supplement, dated Aug. 1, 2005, for RiverSource Stock Fund.

(17)(q)  Prospectus Supplement, dated Oct. 3, 2005, for RiverSource Stock Fund.